UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2025

AMEREN CORPORATION

(Exact name of registrant as specified in its charter)

Missouri	1-14756	43-1723446
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1901 Chouteau Avenue, St. Louis, Missouri 63103

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (314) 621-3222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AEE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

Ameren Corporation, a Missouri corporation (“Ameren”), is filing this Current Report on Form 8-K to report that: (i) on May 12, 2025, Ameren entered into separate forward sale agreements relating to 5,550,416 shares (the “Base Shares”) of its common stock, $.01 par value per share (“Common Stock”), and an Underwriting Agreement (as defined below), related to the registered public offering and sale of the Base Shares, which granted the Underwriters (as defined below) a 30-day option to purchase up to an additional 832,562 shares (the “Option Shares” and together with the Base Shares, the “Shares”) of Common Stock; and (ii) on May 13, 2025, the Underwriters exercised in full their option under the Underwriting Agreement, and Ameren entered into separate additional forward sale agreements, each as described below, relating to the Option Shares.

This Current Report on Form 8-K is also being filed to report that on May 14, 2025, Ameren closed the registered public offering and sale of the Shares, and to include, as exhibits, certain documents executed in connection therewith.

ITEM 1.01	Entry into a Material Definitive Agreement.

On May 12, 2025, Ameren entered into forward sale agreements with each of Goldman Sachs & Co. LLC, JPMorgan Chase Bank, National Association, Barclays Bank PLC and Wells Fargo Bank, National Association (each, a “Forward Purchaser”), relating to the Base Shares (each, a “Base Forward Sale Agreement”, and, collectively, the “Base Forward Sale Agreements”).

On May 13, 2025, Ameren entered into additional forward sale agreements with each Forward Purchaser, relating to the Option Shares (each, an “Additional Forward Sale Agreement”, with each Base Forward Sale Agreement and Additional Forward Sale Agreement being a “Forward Sale Agreement”, and collectively, the “Forward Sales Agreements”).

In connection with the Forward Sale Agreements, on May 12, 2025, Ameren entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Barclays Capital Inc. and Wells Fargo Securities, LLC, as the representatives of the underwriters named therein (the “Underwriters”), Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Barclays Capital Inc. and Wells Fargo Securities, LLC, as the forward sellers (each, a “Forward Seller”), and each of the Forward Purchasers, pursuant to which the Forward Sellers sold to the Underwriters the Shares on May 14, 2025. As contemplated by the Forward Sale Agreements, the Forward Sellers borrowed from third parties all such shares of Common Stock.

The Forward Sale Agreements provide for settlement on a settlement date or dates to be specified at Ameren’s discretion on or prior to January 15, 2027. On a settlement date or dates, if Ameren elects to physically settle a Forward Sale Agreement, Ameren will issue shares of Common Stock to the relevant Forward Purchaser at the then-applicable forward sale price. The forward sale price will initially be $91.885 per share, which is the price at which the Underwriters agreed to buy the shares of Common Stock offered pursuant to the Underwriting Agreement. Each Forward Sale Agreement provides that the initial forward sale price is subject to adjustment based on a floating interest rate factor equal to the overnight bank funding rate less a spread, and will be subject to decrease on each of certain dates specified in such Forward Sale Agreement by amounts related to expected dividends on shares of Common Stock during the term of such Forward Sale Agreement. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price for such day.

Each Forward Sale Agreement will be physically settled unless Ameren elects to settle such Forward Sale Agreement in cash or to net share settle such Forward Sale Agreement (which Ameren has the right to do, subject to certain conditions, other than in the limited circumstances set forth in the Forward Sale Agreements). If Ameren elects cash settlement or net share settlement for all or a portion of the shares of Common Stock underlying the relevant Forward Sale Agreement, Ameren would expect such Forward Purchaser or one of its affiliates to purchase a number of shares of its Common Stock corresponding to the portion for which Ameren elects cash settlement or net share settlement in order to satisfy its or its affiliate’s obligation to return the shares of Common Stock such Forward Purchaser had borrowed in connection with sales of Common Stock and, if applicable in connection with net share settlement, to deliver shares of Common Stock to Ameren. If the market value of Common Stock at the time of such purchase is above the forward sale price at that time, Ameren will pay or deliver, as the case may be, to the relevant Forward Purchaser under such Forward Sale Agreement, an amount in cash, or a number of shares of Common Stock with a market value, equal to such difference multiplied by the number of shares of Common Stock underlying the relevant Forward Sale Agreement subject to cash settlement or net share settlement, as the case may be. Conversely, if the market value of Common Stock at the time of such purchase is below the forward sale price at that time, such Forward Purchaser will pay or deliver, as the case may be, to Ameren under the relevant Forward Sale Agreement, an amount in cash, or a number of shares of Common Stock with a market value, equal to such difference multiplied by the number of shares of Common Stock underlying the relevant Forward Sale Agreement subject to cash settlement or net share settlement, as the case may be.

Each Forward Purchaser will have the right to accelerate each Forward Sale Agreement to which it is a party (or, in certain cases, the portion thereof that such Forward Purchaser determines is affected by the relevant event) and require Ameren to physically settle such Forward Sale Agreement on a date specified by such Forward Purchaser if:

•	in the good faith, commercially reasonable judgment of such Forward Purchaser, it or its affiliate is unable to borrow a number of shares of Common Stock equal to the number of shares to be delivered by Ameren upon physical settlement of such Forward Sale Agreement or such Forward Purchaser or its affiliate is unable to borrow such number of shares at a rate equal to or less than an agreed maximum stock loan rate;

•	Ameren declares any dividend or distribution on shares of Common Stock payable in (i) cash in excess of a specified amount (other than an extraordinary dividend), (ii) securities of another company, or (iii) any other type of securities (other than Common Stock), rights, warrants or other assets for payment (cash or other consideration) at less than the prevailing market price, as reasonably determined by such Forward Purchaser;

•	certain ownership thresholds applicable to such Forward Purchaser are exceeded;

•	an event is announced that, if consummated, would result in an extraordinary event (as defined in such Forward Sale Agreement) including, among other things, certain mergers and tender offers, as well as certain events such as a delisting of the Common Stock (each as more fully described in the Forward Sale Agreements); or

•	certain other events of default or termination events occur, including, among other things, any material misrepresentation made by Ameren in connection with Ameren’s entry into such Forward Sale Agreement, Ameren’s bankruptcy (except in certain circumstances described in the Forward Sale Agreements) or certain changes in law (each as more fully described in the Forward Sale Agreements).

The foregoing description of the Forward Sale Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of each such Forward Sale Agreement, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8 hereto, respectively, and are incorporated by reference herein.

ITEM 8.01	Other Events.

On May 12, 2025, Ameren entered into the Underwriting Agreement with the Underwriters, the Forward Sellers and the Forward Purchasers, related to the registered public offering and sale by the Forward Sellers of the Base Shares, which granted the Underwriters a 30-day option to purchase an amount up to the Option Shares. On May 13, 2025, the Underwriters exercised their option in full. On May 14, 2025, the Forward Sellers sold to the Underwriters the Shares in connection with the Forward Sale Agreements. This Current Report on Form 8-K is being filed, in part, to report the closing of the registered public offering and sale described herein, and to include, as exhibits, certain documents executed in connection with such registered public offering and sale. The Shares were offered and sold pursuant to a Registration Statement on Form S-3 (File No. 333-274977), which became effective on October 13, 2023, and a Prospectus Supplement dated May 12, 2025, to a Prospectus dated October 13, 2023.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Title

1	Underwriting Agreement, dated May 12, 2025, among Ameren, the Underwriters, the Forward Purchasers and the Forward Sellers.

5	Opinion of Stephen C. Lee, Esq., Vice President, Interim General Counsel and Secretary of Ameren, regarding the legality of the Common Stock (including consent).

10.1	Forward Sale Agreement, dated May 12, 2025, between Ameren and Goldman Sachs & Co. LLC in its capacity as a Forward Purchaser.

10.2	Forward Sale Agreement, dated May 12, 2025, between Ameren and JPMorgan Chase Bank, National Association in its capacity as a Forward Purchaser.

10.3	Forward Sale Agreement, dated May 12, 2025, between Ameren and Barclays Bank PLC in its capacity as a Forward Purchaser.

10.4	Forward Sale Agreement, dated May 12, 2025, between Ameren and Wells Fargo Bank, National Association in its capacity as a Forward Purchaser.

10.5	Additional Forward Sale Agreement, dated May 13, 2025, between Ameren and Goldman Sachs & Co. LLC in its capacity as a Forward Purchaser.

10.6	Additional Forward Sale Agreement, dated May 13, 2025, between Ameren and JPMorgan Chase Bank, National Association in its capacity as a Forward Purchaser.

10.7	Additional Forward Sale Agreement, dated May 13, 2025, between Ameren and Barclays Bank PLC in its capacity as a Forward Purchaser.

10.8	Additional Forward Sale Agreement, dated May 13, 2025, between Ameren and Wells Fargo Bank, National Association in its capacity as a Forward Purchaser.

23	Consent of Stephen C. Lee, Esq. (included in Exhibit 5).

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEREN CORPORATION
(Registrant)

By:	/s/ Michael L. Moehn
Name:	Michael L. Moehn
Title:	Senior Executive Vice President and Chief Financial Officer

Date: May 14, 2025